Exhibit 99.1

[LOGO OF DELTAGEN] Media contact: Paul Laland Vice President Corporate Communications 650.569.5153	News Release Investor contact: Nina Ferrari Senior Director Investor Relations 650.569.5154

For Immediate Release

DELTAGEN APPOINTS DR. DONALD S. KARANEWSKY AS NEW SITE DIRECTOR AT
DELTAGEN RESEARCH LABORATORIES

REDWOOD CITY, Calif.—June 20, 2002—Deltagen, Inc. (Nasdaq: DGEN) today announced the appointment of Donald Karanewsky, Ph.D., as senior vice president and new site director of Deltagen Research Laboratories located in San Diego, California.

“As we continue to integrate our chemistry capabilities, we welcome Dr. Karanewsky as a member of the senior management team at Deltagen. Dr. Karanewsky brings extensive drug discovery expertise which we believe will enhance our efforts to discover clinical candidates through our target validation programs,” said William Matthews, Ph.D., chairman and chief executive officer of Deltagen.

Since 1999, Dr. Karanewsky served in various leadership positions at Ligand Pharmaceuticals, most recently as vice president of Medicinal Chemistry, where among his responsibilities, he directed late stage drug discovery efforts. As deputy director of Research, Dr. Karanewsky also served as a steering committee member on several of the company’s key strategic alliances. From 1994 to 1997, Dr. Karanewsky held several research positions at IDUN Pharmaceuticals, including vice president of Drug Development. From 1980 to 1994, Dr. Karanewsky held positions within the medicinal chemistry departments of Squibb, Bristol-Myers Squibb and Glaxo Pharmaceuticals. Dr. Karanewsky received his B.S. (magna cum laude) from Stevens Institute of Technology and his doctorate in chemistry from Harvard University.

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Headquartered in Redwood City, California, Deltagen is an emerging leader in the discovery and development of drugs from the human genome. Through its Target Research and Development program, Deltagen has established secreted protein and small-molecule discovery programs in the areas of oncology, metabolic disorders and inflammatory diseases. Proprietary target discovery and validation technologies, integrated chemistry capabilities, and state-of-the-art drug metabolism and toxicology programs support Deltagen’s extensive drug discovery efforts. Deltagen’s technology portfolio will serve to accelerate a series of clinical candidate compound initiatives. Deltagen currently has secreted protein partnership agreements with Eli Lilly and Company and Hyseq, Inc. Deltagen’s principal database product, DeltaBase™, provides a database of in vivo derived, mammalian gene function information. Current DeltaBase collaborators include three of the largest pharmaceutical companies in the world: Pfizer, Inc.; GlaxoSmithKline plc; and Merck & Co.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to the role that Deltagen’s DeltaBase product and gene function database information will play in third-party research programs and the extent to which genome-based research will assist researchers in their drug discovery efforts, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the extent to which genomic databases are utilized in pharmaceutical research and development; the ability of Deltagen to provide products and services that meet market needs; the impact of competition and alternative technologies, processes and approaches; and other risks cited in the risk factors sections of Deltagen’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and Deltagen’s other securities filings with the Commission. These forward-looking statements speak only as of the date hereof. Deltagen disclaims any intent or obligation to update these forward-looking statements.

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